BOISE CASCADE CORPORATION

              1984 KEY EXECUTIVE STOCK OPTION PLAN

                As Amended Through July 28, 1994

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                    BOISE CASCADE CORPORATION
              1984 KEY EXECUTIVE STOCK OPTION PLAN


1.   Establishment and Purpose

     1.1 Establishment. Boise Cascade Corporation, a Delaware corporation, hereby establishes a Stock Option Plan for key employees, which shall be known as the Boise Cascade Corporation 1984 KEY EXECUTIVE STOCK OPTION PLAN (the "Plan"). It is intended that some of the options issued pursuant to the Plan may constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code, and the remainder of the options issued pursuant to the Plan shall constitute nonstatutory options. The Committee referred to in
Section 2.1(c) of this Plan shall determine which options are to be incentive stock options and which are to be nonstatutory options and shall enter into option agreements with Optionees accordingly.

     1.2 Purpose. The purpose of this Plan is to attract, retain and motivate key employees of the Company and to encourage stock ownership by these employees by providing them with a means to acquire a proprietary interest or to increase their proprietary interest in the Company's success.

2.   Definitions

     2.1 Definitions. Whenever used in this Plan, the following terms shall have the meanings set forth below:

          (a) "Board" means the board of directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1954, as amended.

          (c)  "Committee" means the Executive Compensation
Subcommittee of the Human Resources Committee of the Board of Directors of the Company or any successor to the subcommittee.

          (d)  "Company" means Boise Cascade Corporation, a
Delaware corporation, as well as any subsidiary of which 50% or more of the outstanding stock is owned by Boise Cascade
Corporation.

          (e) "Date of Exercise" means the date the Company receives written notice, by an Optionee, of the exercise of an Option or Option and Stock Appreciation Right, pursuant to subsection 8.1 of this Plan.

          (f) "Employee" means a key employee (including an officer of the Company), who is employed by the Company on a full-time basis, who is compensated for such employment by a regular salary and who, in the opinion of the Committee, is in a position to contribute materially to its continued growth and development and to its future financial success. The term "Employee" does not include persons who are retained by the Company only as consultants.

          (g) "Fair Market Value" means the closing price of the Stock as reported by the consolidated tape of the New York
Stock Exchange on a particular date, or if the Stock is not listed or traded on the New York Stock Exchange, then the closing sales price of the Stock on a national securities exchange on a particular date, or if the Stock is not listed on a national securities exchange, then the average of the closing bid and asking prices for the Stock in the over-the-counter market for a particular date, or if the Stock is not traded in the over-the-counter market, such value as the Company in its discretion may determine, but in no event greater than the then fair market value of the Stock for federal income tax purposes. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

          (h) "Grant Price" means an amount not less than 100% of the Fair Market Value of the Company's Stock on the date of an Option's grant.

          (i) "Option" means the right to purchase Stock of the Company at the Grant Price for a specified duration. For pur-poses of this Plan, an Option may be either (i) an "Incentive Stock Option" within the meaning of Section 422A of the Code or (ii) a "Nonstatutory Option."

          (j) "Optionee" means an Employee who has been granted an Option under this Plan.

          (k) "Stock" means the common stock, $2.50 par value, of the Company.

          (l) "Stock Appreciation Right" means the right, exercisable by the Optionee, to receive a cash payment from the Company upon the exercise of an Option. The amount of this cash payment and the conditions upon the exercise of the Stock Appreciation Right shall be determined by the Committee pursuant to subsection 6.2 and Section 7.

          (m) "Tax Offset Bonus" means a cash payment which the Company makes automatically upon the exercise of an Option equal to a percentage (as determined by the Committee pursuant to subsection 6.2 and Section 7) of the excess of the Fair Market Value of the Stock on a date determined by the Committee over the Grant Price of the Option, the purpose of which is to offset partially the federal income tax incurred incident to exercising a Nonstatutory Option.

          (n) "Window Period" means the period described in Rule 16b-3(e)(3)(iii) under the Securities Exchange Act of
1934.

     2.2 Number. Except when otherwise indicated by the context, the definition of any term in the Plan in the singular shall also include the plural.

3.   Participation

     Participation in the Plan shall be determined by the Committee. Any Employee at any one time and from time to time may hold more than one Option or Stock Appreciation Right granted under this Plan or under any other plan of the Company. No member of the Committee may participate in the Plan.

4.   Stock Subject to the Plan

     4.1 Number. The total number of shares of Stock as to which Options and Stock Appreciation Rights may be granted under the Plan shall not exceed 7,500,000. These shares may consist, in whole or in part, of authorized but unissued Stock or treasury Stock not reserved for any other purpose.

     4.2 Unused Stock. If any shares of Stock are subject to an Option or Stock Appreciation Right which, for any reason, expires or is terminated unexercised as to such shares, such Stock may again be subjected to an Option or Stock
Appreciation Right pursuant to this Plan.

     4.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock occurring after ratification by shareholders of this Plan, by reason of a Stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares or other similar corporate change, the aggregate number of shares of Stock under this Plan and the number of shares of Stock subject to each outstanding Option and the related Grant Price shall be appropriately adjusted by the Committee, whose determination shall be conclusive, provided, however, that fractional shares shall be rounded to the nearest whole share. No adjustments shall be made in connection with the issuance by the Company of any warrants, rights or Options to acquire additional shares of Stock or of securities convertible into Stock.

5.   Duration of the Plan

     The Plan shall remain in effect until all Stock subject to it has been purchased pursuant to the exercise of the Options or Stock Appreciation Rights granted under the Plan. Notwith-standing the foregoing, no Options or Stock Appreciation
Rights may be granted pursuant to this Plan on or after the twentieth anniversary of the Plan's effective date.

6.   Options

     6.1 Grant of Options. Subject to the provisions of subsection 4.1 and Section 5, Options may be granted to Employees at any time and from time to time as shall be deter-mined by the Committee. The Committee may request recommenda-tions from the chief executive officer of the Company. The Committee shall determine whether an Option is to be an Incentive Stock Option within the meaning of Section 422A of the Code or a Nonstatutory Option. However, in no event shall any grant of an Incentive Stock Option provide for the option to be or become exercisable in amounts in excess of $100,000 per calendar year. Furthermore, the aggregate number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted to any one Employee throughout the duration of the Plan may not exceed 15 percent of the total number of shares of Stock available for issuance pursuant to subsection 4.1 of the Plan.

     6.2 Option Agreement. As determined by the Committee on the date of grant, each Option shall be evidenced by a Stock
Option agreement that specifies:

       (i)     Grant Price;

      (ii)     duration of the Option;

     (iii) number of shares of Stock to which the Option pertains;

      (iv)     vesting requirements, if any;

       (v) whether the Option is an Incentive Stock Option or a Nonstatutory Option;

      (vi) amount and time of payment of Tax Offset Bonuses, if any;

     (vii) The amount of Stock Appreciation Rights, if any, and any conditions upon their exercise;

    (viii)     duration of the Stock Appreciation Rights, if any;

      (ix) Options to which the Stock Appreciation Rights, if any, relate;

       (x) rights of the Optionees upon termination of employment with the Company, provided that the termination rights for Optionees receiving Incentive Stock Options shall conform with
               Section 422A of the Code;

      (xi) the terms of the loan, if any, that will be made available in connection with the exercise of an Option; and

     (xii) such other information as the Committee deems desirable.

     No Option shall have an expiration date later than the first day following the tenth anniversary of the date of its grant. The Stock Option agreement may be supplemented by adding Stock Appreciation Rights with or Tax Offset Bonuses to previously granted Options as provided in Section 7.

     6.3 Exercise. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee directs, which need not be the same for all Optionees.

     6.4 Payment. The Grant Price upon exercise of any Option shall be payable to the Company in full either:

       (i)     in cash;

      (ii) by tendering shares of Stock having a Fair Market Value at the time of exercise equal to the total Grant Price (in the exercise of a Nonstatutory Option, an Optionee may surrender one or more shares of Stock in the exercise of an Option with instructions to resurrender any shares acquired upon exercise in one or more successive, simultaneous exercises until Options covering the number of shares, which he specifies, have been exercised);

     (iii) with the proceeds of a loan on such terms and conditions as may be authorized by the Committee (however, the rate of interest on any such loan shall not be less than the applicable federal rate under Section 1274(d) of the Code on the date an Option is exercised, compounded semiannually); or

      (iv)     by any combination of (i), (ii) and (iii).

     6.5. Cancellation of Previously Granted Options. In the event the Fair Market Value of Stock is ever less than the Option Price of any outstanding Nonstatutory Option, the Committee may cancel the Nonstatutory Option and issue in its place, a new substitute Nonstatutory Option for up to the same number of shares at the then current Fair Market Value of the Stock as of that new date of grant.

7.   Stock Appreciation Rights and Tax Offset Bonuses

     The Committee may grant Stock Appreciation Rights and/or grant Options which pay Tax Offset Bonuses on such bases as the Committee shall determine, including but not limited to Stock Appreciation Rights which become exercisable or Tax Offset Bonuses which become payable only upon an Optionee being subject to the restrictions of Section 16 of the Securities Exchange Act of 1934 at the time of exercise. A Stock Appreciation Right or Tax Offset Bonus may be granted only with respect to an Option and may be granted concurrently with or after the grant of the Option. If Options granted on a particular date include Stock Appreciation Rights for only Optionees who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, an Optionee receiving an Option on that date and who thereafter becomes subject to those restrictions shall thereupon be deemed to have received Stock Appreciation Rights with respect to any unexercised options granted on the particular date in the same weighted average proportion as the Stock Appreciation Rights granted on the same grant date to the Optionees who were subject to the requirements of Section 16 of the Securities Exchange Act of 1934; provided, however, if 50% or more of the Board of Directors are employees of the Company and may receive Options under this plan, then the provisions of this sentence will apply only if, in each instance, approved by the Committee. The Committee may cancel or place a limit on the term of, or the amount payable for, any Stock Appreciation Right or Tax Offset Bonus at any time and may disapprove the election by the Optionee to exercise a Stock Appreciation Right rather than the related Option. The Committee shall determine all other terms and provisions of any Stock Appreciation Right or Tax Offset Bonus. Each Stock Appreciation Right or Tax Offset Bonus granted by the Committee shall expire no later than the expiration of the Option to which it relates. In addition, any Stock Appreciation Right granted with respect to an Incentive Stock Option may be exercised only if:

       (i)     such Incentive Stock Option is exercisable; and

      (ii) the Grant Price of the Incentive Stock Option is less than the Fair Market Value of the Stock on the Date of Exercise.

8.   Written Notice, Issuance of Stock Certificates, Payment of
Stock Appreciation Rights or Stockholder Privileges

     8.1 Written Notice. An Optionee electing to exercise an Option and any applicable Stock Appreciation Right shall give written notice to the Company, in the form and manner prescribed by the Committee, indicating the number of Options to be exercised. Full payment for the Options exercised shall be received by the Company prior to issuance of any stock certificates.

     8.2 Issuance of Stock Certificates. As soon as reasonably practicable after the receipt of written notice and payment, the Company shall issue and deliver to the Optionee or any other person entitled to exercise an Option pursuant to this Plan a certificate or certificates for the requisite number of shares of Stock.

     8.3  Payment of Stock Appreciation Rights and Tax Offset
Bonuses. As soon as practicable after receipt of written notice, the Company shall pay to the Optionee, in cash, the amount payable under the Stock Appreciation Rights and the amount of any Tax Offset Bonuses.

     8.4 Privileges of a Stockholder. An Optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the Date of Exercise.

     8.5 Partial Exercise. An Option may be exercised for less than the total number of shares granted by the Option. An exercise of a portion of the shares granted under the Option shall not affect the right to exercise the Option from time to time for any unexercised shares subject to the Option.

9.   Rights of Employees

     9.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Employee's employment at any time, nor confer upon any Employee any right to continue in the employ of the Company.

     9.2 Nontransferability. All Options and Stock Appreciation Rights granted under this Plan shall be nontrans-ferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

10.  Optionee Transfer or Leave of Absence

     For Plan purposes:

     (a) A transfer of an Optionee from the Company to a subsidiary or vice versa, or from one subsidiary to another;
or

     (b) A leave of absence duly authorized by the Company, shall not be deemed a termination of employment. However, an Optionee may not exercise an Option or any applicable Stock
Appreciation Right during any leave of absence, unless authorized by the Committee.

11.  Administration

     11.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Options to be issued (which need not be identical) under the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not con-trary to the express provisions of the Plan. The Committee shall determine, within the limits of the express provisions of the Plan, the Employees to whom and the time or times at which Options and Stock Appreciation Rights shall be granted, the number of shares to be subject to each Option and Stock Appreciation Right and the duration of each Option. In making such determinations, the Committee may take into account the nature of the services rendered by such Employees or classes of Employees, their present and potential contributions to the Company's success and such other factors as the Committee, in its discretion, shall deem relevant. The determination of the Committee, its interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes and upon all persons.

     11.2 Incentive Stock Options. Notwithstanding any contrary provision in this Plan, the Committee shall not take any action or impose any terms or conditions with respect to an Option intended by the Committee to be an Incentive Stock Option which would cause such Option to not qualify as such under the Code and applicable regulations and rulings in effect from time to time.

12.  Amendment, Modification and Termination of the Plan

     The Board may at any time terminate, and at any time and from time to time and in any respect, amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders, may:

          (a) Increase the total amount of Stock which may be purchased through Options granted under the Plan, except as provided in subsection 4.3 of the Plan.

          (b) Change the requirements for determining which Employees are eligible to receive Options or Stock
Appreciation Rights.

          (c) Change the provisions of the Plan regarding the Grant Price except as permitted by subsection 4.3.

          (d) Permit any person, while a member of the Committee, to be eligible to receive or hold an Option under the Plan.

          (e) Change the manner of computing the amount to be paid through a Stock Appreciation Right.

          (f)  Materially increase the cost of the Plan.

          (g)  Extend the period during which Options and Stock
Appreciation Rights may be granted.

          No amendment, modification or termination of the Plan shall in any manner adversely affect the rights of an Optionee under the Plan without the consent of the Optionee.

13.  Acceleration of Stock Options

     13.1 Merger or Consolidation. In the event of a dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation, the Options shall, immediately prior thereto, be exercisable, whether or not otherwise exercisable, subject to the provisions of this Plan.

     13.2 Change of Control. If, while unexercised Options remain outstanding hereunder (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Company or an employee benefit plan maintained by the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof, then from or after the date on which public announcement of the acquisition of such percentage shall have been made or the date on which the change in the composition of the Board set forth above shall have occurred, all Options shall be exercisable in full, whether or not then exercisable under the terms of their grant.

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14.  Withholding Taxes

     Whenever shares of Stock are issued on the exercise of an Option under this Plan, the Company shall (a) require the recipient of the Stock to remit to the Company an amount sufficient to satisfy all withholding taxes, (b) deduct from a cash payment pursuant to any Stock Appreciation Right or Tax Offset Bonus an amount sufficient to satisfy any withholding tax requirements, or (c) withhold from, or require surrender by, the recipient, as appropriate, shares of Stock otherwise issuable or issued upon exercise of the Option the number of shares sufficient to satisfy, to the extent permitted under applicable law, federal and state withholding tax requirements resulting from the exercise, provided, however, that the Company shall not withhold or accept surrender of Stock under this paragraph unless the recipient of the Stock has made an irrevocable election to have Stock withheld or surrendered for this purpose at least six months after the date of grant of the Option and either (i) six months, or (ii) within a Window Period, prior to the date the amount of withholding tax is determined. The Committee may, at any time subsequent to an election under this paragraph, disapprove the election and require satisfaction of withholding taxes by other means permitted under the Plan. Stock withheld or surrendered under this paragraph shall be valued at its Fair Market Value on the date the amount of withholding tax is determined.

15.  Shareholder Approval and Registration Statement

     Initially, the Plan is approved by the Board and will be submitted to the Company's shareholders for approval at their next annual meeting following the effective date of the Plan. Options may be granted under the Plan prior to shareholder approval and prior to filing with the Securities and Exchange Commission and having an effective registration statement covering the Stock to be issued upon the exercise of Options. Any Options granted under this Plan prior to shareholder approval and having an effective registration statement shall not be exercisable until and are expressly conditional upon shareholder approval of the Plan and having an effective registration statement covering the Stock.

16.  Requirements of Law

     16.1 Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regula-tions, and shares shall not be issued nor cash payments made except upon approval of proper government agencies or stock exchanges, as may be required.

     16.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Idaho.

17.  Effective Date of Plan

     The Plan shall become effective as of July 24, 1984, subject to ratification by shareholders.

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                    BOISE CASCADE CORPORATION
               NONSTATUTORY STOCK OPTION AGREEMENT


      This Nonstatutory Stock Option (the "Option") is granted July 28, 1994, by BOISE CASCADE CORPORATION (the "Company") to _______________, _______________ ("Optionee") pursuant to the
1984 Key Executive Stock Option Plan (the "Plan"), a copy of which is attached as Exhibit A, subject to the following terms and conditions.

      1. This Agreement is subject to all the terms and conditions of the Plan, and all capitalized terms not other-wise defined in this Agreement shall have the meaning given them in the Plan.

      2. The Company hereby grants the Optionee a nonstatutory stock option to purchase up to _______ shares of Stock at a price of $24.875 per share.

      3.    The Option shall expire on the first to occur of
(a) ten years and one day from the date of this Agreement,
(b) three years after Optionee's retirement, death, or total and permanent disability, or (c) three years following termination of Optionee's employment with the Company provided
(i) the termination is the direct result of the sale or permanent closure of any facility or operating unit of the Company, and (ii) Optionee has not, as of the date of the exercise of the Option, commenced employment with any competitor of the Company; or (d) three months after termina-tion of Optionee's employment with the Company for any other reason, except that the Option shall be canceled in the event of termination for disciplinary reasons.

      4. Except as provided in Section 13 of the Plan, this Option shall not be exercisable until after the first anniver-sary of the date of this Agreement, and thereafter it shall be exercisable in full.

      5. This Option may be exercised from time to time by delivery of written notice to the Company specifying the number of shares of Stock to be purchased. Payment of the Grant Price shall be made as provided in Section 6.4 of the Plan.

                  BOISE CASCADE CORPORATION


                  By _______________________________
                     Alice E. Hennessey, Senior Vice President
                     Human Resources and Corporate Relations

Accepted:

By ___________________________
            Optionee